UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2016

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 13, 2016, Lowe’s Companies, Inc. (“Lowe’s”) and RONA inc. (“RONA”) issued a joint press release announcing receipt of approval under the Investment Canada Act and clearance from the Canadian Competition Bureau with respect to Lowe’s pending acquisition of RONA. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

The information in Item 8.01 of this report, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in Item 8.01 of this report will not be incorporated by reference into any registration statement filed by Lowe’s under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in Item 8.01 of this report is not intended to, and does not, constitute a determination or admission by Lowe’s that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Lowe’s.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit.

99.1	Press Release, dated May 13, 2016, announcing receipt of approval under the Investment Canada Act and clearance from the Canadian Competition Bureau

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: May 16, 2016	By:	/s/ Ross W. McCanless
Ross W. McCanless General Counsel, Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated May 13, 2016, announcing receipt of approval under the Investment Canada Act and clearance from the Canadian Competition Bureau